Exhibit 10.3

AMENDMENT NO.  5 TO CONSULTING AGREEMENT

This Amendment No. 5 to Consulting Agreement (“Amendment No. 5”) is made as of  October 6, 2021, by and between Organovo, Inc., a Delaware corporation, with its principal place of business being 440 Stevens Avenue, Suite 200, Solana Beach, CA 92075 (“Company”) and Danforth Advisors, LLC, a Massachusetts limited liability company, with a principal place of business being  91 Middle Road, Southborough, MA 01772 (“Danforth”).  Capitalized terms used but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth and the Company dated as of August 25, 2020, as amended on September 25, 2020. November 23, 2020, March 3, 2020 and May 13, 2021 (collectively “Agreement”).

WHEREAS, Danforth is engaged by the company under the terms and conditions of the Agreement and the parties hereto desire to revise the terms of the Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Danforth mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Exhibit A to the Agreement is hereby modified to (1) replace the CFO services from Jonathan Lieber with Thomas Hess; and (2) remove the services of Anna Cibotti and Lisa Garvey, as consultants.

2.

Exhibit A to the Agreement is hereby modified to allow Danforth to add the services of various Danforth employees to perform the Services required and approved, such approval to be provided verbally or by email, by the Company at each such Danforth employee’s billable rate in effect at the time they are added to the Agreement. The billable rates in effect as of the date of this Amendment No.5 are as described in Exhibit A-5..

3.	Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

This Amendment No. 5 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment No. 5 has been executed by the Company and Danforth Advisors, LLC to be effective as of the date first above written.

DANFORTH ADVISORS, LLC	Organovo, Inc.

/s/ Chris Connors	/s/Tom Jurgensen
Name	Name

Chief Executive Officer	General Counsel & Corporate Secretary
Title	Title

10/4/2021	10/4/2021
Date	Date

Exhibit A--5

(Revised as of 9/30/2021)

Description of Services and Schedule of Fees

Danforth will perform mutually agreed to finance and accounting functions which are necessary to support the management and operations of the Company including, but not limited to, the functions set forth below:

Danforth financial management and oversight services will include equity/cap table management, GAAP financial reporting, audit and tax coordination, financial modeling, budgets and forecasts, investor relations and board communication. In addition, Danforth’s services will include day to day accounting and HR support including treasury, cash management and bank reconciliations, accounts receivable and accounts payable, journal entries and monthly financial statement preparation, payroll, HR and benefits administration, organize and maintain corporate records, streamlining of accounting procedures, systems and controls.

CFO Services ($400/hour): Tom Hess

CFO Consultant may provide the following services:

•	Serve as an officer of the Company
•	Participate in longer-term strategic planning process
•	Participate in financing activities, including additional capital raises and/or debt and equity restructurings
•	Oversee the finance and accounting functions, including the Danforth engagement team
•	Board, Audit, Compensation, and Corporate Governance committee meeting preparation, support and attendance
•	Provide finance support for operational planning
•	Participate in supplier contract negotiation and cost reduction planning
•	Assist with corporate and business development/licensing initiatives
•	Perform financial modeling, planning and analysis
•	Strategic opportunity assessment
•	Stock option plan management
•	Capitalization table management

Danforth shall also make available individuals on an as needed basis to perform the following functions:

Senior Advisor Services ($500/hour):

• Participate in longer-term strategic planning process

• Participate in financing activities, including additional capital raises and/or debt and equity restructurings

• Oversee the finance and accounting functions, including the Danforth engagement team

Back-up support to CFO’s financial preparation for Company’s Board and Committee meetings (Board and Audit).

Director($290/hour):

• Review financial statements, and prepare reporting packages for investors, and the Board of Directors

• Prepare financial statement disclosures and SEC filings

• Prepare for and manage financial statement audit

• Review systems of internal control, processes and SOPS to identify areas for risk management and improvement

• Systems implementation

• Prepare detailed financial analyses, including forecasts, budgets, waterfall, etc.

• Analyze capital structure and cash/financing needs

• Update and manage capitalization table

• Account for and assist with management of stock option grants as requested, including oversight of the 409(a) valuation

Senior Manager Services ($255/hour):

• Maintain an appropriate accounting system and general ledger, likely on QuickBooks

• Regular bookkeeping and accounting activities--- monthly close, monthly reporting, and general financial administration

• Perform Company procedures for setting up new vendors (contracts, W-9s) and paying monthly invoices; manage payables and cash disbursements

• Reconcile cash accounts, track cash usage and prepare cash flow projections

• Establish reporting template and perform monthly reporting (internal and external)

• Establish/maintain internal controls

• Work with the Company management team to prepare operating plans and budgets

• Input of budget in QuickBooks for variance analysis

• Manage insurance and banking

• Update and manage the Company’s capitalization table

• Financing, audit, budget, payroll/workers comp set up or other special project(s), as required and requested

• Provide support for fundraising initiatives

• Assist with tax returns, as appropriate

Senior Consultant Services ($160/hour):

• Assist with purchasing and accounts payables process

• Record month end journal entries

• Prepare month end account reconciliations

• Assist with special projects and compliance (audit, tax, 1099s, etc.)